INDEMNITY AGREEMENT

         INDEMNITY AGREEMENT dated as of July 25, 2001 (the "Agreement") by and between Minrad Inc., a Delaware corporation (the "Company"), and Kevin Kimberlin Partners LP, a Delaware limited partnership ("Guarantor").

                                    RECITALS:

         A. Guarantor has agreed to guarantee (the "Guaranty") the Company's obligations under (a) a series of loans by and between the Company and Wachovia Bank, N.A. (the "Lender") and (b) a Letter of Credit established by Wachovia in favor of the Company, for the Company's working capital needs not to exceed $400,000 in the aggregate (collectively the "Loans").

         B. Lender would not have entered into the Loans with the Company without the Guaranty.

         C. The Company and Guarantor have entered into that certain Pledge and Security Agreement, dated as of the date hereof (the "Security Agreement"), whereby the Company has granted Guarantor a continuing security interest in the Collateral (as defined in the Security Agreement).

                                    AGREEMENT

The Company and Guarantor agree as follows:

         1. The Company agrees to irrevocably, unconditionally, and absolutely guarantee to Guarantor the full, faithful, timely and proper compliance and observance of the following covenants so long as Guarantor is required to guarantee the Company's performance under the Loans:


               (a) The  Company  shall  provide  Guarantor  with a  copy  of all financial information reports, and all material documents, instruments, notices, correspondence and other information required to be provided or otherwise given by the Company to Lender or to any other party relating to the Loans;

               (b) The  Company  shall  provide  Guarantor  with a  copy  of all material documents, instruments, notices, correspondence and other information received by the Company from Lender or any other party relating to the Loans;

               (c) The   Company    shall   not   commit   fraud   or   material
                   misrepresentation which may cause a default under any of the Loans;


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               (d) The Company will not amend any of the Loans without the prior written consent of Guarantor, unless the effect of such amendment(s) is to terminate the liability of the Guarantor under the Guaranty;

               (e) The Company  shall comply  with,  satisfy and fulfill each of its obligations under the Loans in accordance with their respective provisions; and

               (f) The Company shall cure any default,  if curable,  declared by
                   Lender under any Loan, or satisfy any obligation incurred by the Guarantor pursuant to the Guaranty.

         2. In order to induce the Guarantor to issue the Guaranty, and in consideration thereof, the Company agrees to issue to Guarantor or its designees warrants to purchase up to One Million (1,000,000) shares of the Company's Series B Convertible
               Preferred Stock, par value $1.15 per share (the "Series B Preferred Stock"), upon the terms and conditions set forth in the Warrant Agreement by and between the Company and the Guarantor, dated July 25, 2001, exercisable until the seventh anniversary of this Agreement in accordance with, and subject to, the aforementioned Warrant Agreement.

         3. The Company agrees to protect, defend, indemnify and save harmless Guarantor from, and pay or reimburse it for, any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Guarantor under the Guaranty.

         4. The Company agrees that Guarantor has the right, but not the obligation, to cure any and all defaults by the Company under any of the Loans as they may occur. If such a default or any breach of any covenants under any of the Loans by the Company shall occur, Guarantor shall have the right to take such actions as Guarantor deems reasonably necessary or appropriate to minimize or eliminate Guarantor's potential liability under the Guaranty. Guarantor shall not have any liability to the Company for any actions so taken.

         5. This Agreement shall not be affected, modified or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting, the Company.

         6. Presentment, protest, demand, and notice of protest and demand, and notice or receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by Guarantor from the Company, or any other person, are hereby waived. All settlements, compromises,

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               compositions,  accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon the Company.

         7. The failure by Guarantor at any time or times hereafter to require strict performance by the Company of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by the Company and delivered to Guarantor shall not waive, affect, or diminish any right of Guarantor hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents, and instruments, and any waiver of a default hereunder shall not waive or affect any other default hereunder, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Agreement or in any agreement, document, or instrument now or hereafter executed by the Company and delivered to Guarantor shall be deemed to have been waived by any act or knowledge of Guarantor, its agents, officers or employees, but only by an instrument in writing, signed by an officer of Guarantor and directed to the Company specifying such waiver.

         8. To induce Guarantor to enter into this Agreement, the Company represents and warrants to Guarantor as follows:

               (a) POWER TO INCUR  OBLIGATIONS.  The  Company has the full power and unrestricted right to enter into this Agreement and to incur the obligations provided for herein. This Agreement has been authorized by all necessary corporate action;

               (b) CONFLICTS. This Agreement does not violate, conflict with, or constitute any default under any decree, judgment, or any agreement or instrument binding upon the Company. This Agreement does not violate any of the organizational documents of the Company;

               (c) PENDING MATTERS. No action or investigation is pending, or to the best of the Company's knowledge, threatened before or by any state or federal court or administrative agency that might result in any material adverse change in the financial condition or operations of the Company. The Company is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its businesses or assets, and the Company is not in violation of any order, judgment, or decree of any state or federal court;

               (d) FINANCIAL  STATEMENTS  ACCURATE.  All financial statements of the Company hereafter provided by the Company are or will be true and complete in all material respects as of their respective dates and will fairly present the financial condition of the Company, and there are no material liabilities, direct or indirect, fixed or contingent, as of


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                   the  respective  dates  of  such  statements  which  are  not reflected therein or in a written certificate delivered with such statements. The financial statements of the Company are prepared in accordance with GAAP applied on a consistent basis from year to year. There has been no material adverse change in the financial condition, operations, or prospects of the Company since the dates of such statements except as fully disclosed to Guarantor in writing with the delivery of such statements;

               (e) DISCLOSURE.  Neither this  Agreement nor any other  document, financial statement, credit information, certificate or statement required herein to be furnished to Guarantor by the Company in connection with this Agreement contains any incorrect or misleading statement of a material fact nor omits to state a material fact required to make the statements herein not misleading;

               (f) ORGANIZATION  OF  THE  COMPANY.  The  Company  is a  Delaware
                   corporation, duly formed, validly existing and in good standing under the laws of its state of organization and is duly qualified to conduct its business in each jurisdiction where the nature of its activities or properties or the conduct of its business requires the Company to be so qualified;

               (g) CONSENT.  No  consent  of any  other  party  and no  consent, license, approval or authorization with any governmental authority or agency is required in connection with the execution and delivery of this Agreement by the Company; and

               (h) DUE EXECUTION AND ENFORCEMENT.  This Agreement  constitutes a
                   valid  and  legally   binding   obligation  of  the  Company,
                   enforceable in accordance with its respective terms.

         9. The covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of the Company and Guarantor, and each of their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Company may assign and transfer its interest in this Agreement only with Guarantor's prior written consent.

         10.   All   notices,    requests,    demands,   elections   and   other
               communications which either party to this Agreement may be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, or via facsimile. Such notice, request, demand, waiver, election or other



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               communication will be deemed to have been given as of the date so delivered or two days after mailing thereof.

               (a) Notice to Guarantor:

                    Kevin Kimberlin Partners LP
                    c/o Spencer Trask Ventures, Inc.
                    535 Madison Avenue, 18th Floor
                    New York, New York 10022
                    Attention: Kevin B. Kimberlin
                    Facsimile Number: 212-751-3483

                    With a required copy to:

                    Spencer Trask Ventures, Inc.
                    535 Madison Avenue, 18th Floor
                    New York, New York 10022
                    Attention: Bruno D. Lerer
                    Facsimile Number: 212-829-4453

               (b)  Minrad Inc.
                    847 Main Street
                    Buffalo, New York 14202
                    Facsimile Number: (716) 855-1078
                    Attention: William H. Burns, Jr., Chief Executive Officer

                    With a required copy to:

                    Hodgson Russ LLP
                    One M&T Plaza, Suite 2000
                    Buffalo, New York 14203-2391
                    Facsimile Number: (716) 849-0349
                    Attention: Robert Fleming

or to such other addresses as such party shall have specified by notice to the other party hereto.

         11. This Agreement constitutes the entire agreement and understanding between the parties hereto as to the matters set forth herein and supersedes and revokes all prior agreements and understandings, oral and written, between the parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any party unless set forth in an instrument in writing signed by the party to be bound or their respective successors in interest.


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


         12. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A counterpart may consist of a signature page of this Agreement.

         13. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         14. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         15. The parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel in connection with all steps to be taken as part of their obligations under this Agreement.

         16. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         17. GOVERNING LAW. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without regard to principles of conflicts of laws.

         18. CONSENT TO JURISDICTION. THE PARTIES HEREBY AGREE THAT A NEW YORK COURT, STATE OR FEDERAL, LOCATED IN NEW YORK COUNTY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

[Signature page follows]



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


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date hereof.

                                            MINRAD INC.

                                            By:  /s/ John C. McNeirney
                                                 ---------------------
                                                 John C. McNeirney
                                                 Senior Vice President &
                                                 Chief Technical Officer



                                            KEVIN KIMBERLIN PARTNERS LP



                                            By:  /s/ Kevin B. Kimberlin
                                                 ----------------------
                                                 Kevin B. Kimberlin
                                                 General Partner











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